EXHIBIT 23.3


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use in this Post-Effective Amendment No.1 to the Registration Statement (No.333-18967) on Form SB-2 of our report dated January 31, 1997, on our audit of the balance sheet of America's Best Karate (a California corporation) as of December 31, 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended.



                                            /s/ Moore Stephens, P.C.

                                              MOORE STEPHENS, P.C
                                              Certified Public Accountants



Cranford, New Jersey
July 1, 1998